UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2006
ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)
Republic of Liberia

(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
     On April 6, 2006, Royal Caribbean Cruises Ltd. (the “Company”) entered into a Credit Agreement with various financial institutions and Citibank, N.A. as Administrative Agent. The agreement provides for the making of an unsecured loan of up to US$570,000,000 to the Company due through 2013 at a current interest rate of 3.77% per annum. The Corporation intends to use the proceeds of the loan towards the purchase of its new cruise vessel Freedom of the Seas. A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
Exhibit 10.1 — US$570,000,000 Credit Agreement dated as of April 6, 2006 among Royal Caribbean Cruises Ltd. and various financial institutions and Citibank, N.A. as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.
Date: April 18, 2006	By:	/s/ LUIS E. LEON
		Name:	Luis E. Leon
		Title:	Executive Vice President and Chief Financial Officer

3